Exhibit 99.1

PRESS RELEASE

HF Sinclair Corporation and HollyFrontier Corporation Announce Expiration and Final Results of Exchange Offers and Consent Solicitations for HFC Notes

DALLAS – April 25, 2022 (BUSINESS WIRE) – HF Sinclair Corporation (NYSE: DINO) (the “Company” or “HF Sinclair”) and HollyFrontier Corporation (“HFC”) announced today the expiration and final results of its previously announced (i) offers to exchange (collectively, the “Exchange Offers”) any and all outstanding HFC Notes (as defined below) issued by HFC for new notes to be issued by the Company (the “New Notes”) and cash and (ii) related consent solicitations (collectively, the “Consent Solicitations”) to adopt the Proposed Amendments (as defined below) to the indenture governing the HFC Notes (as supplemented for each particular series of existing HFC Notes, the “HFC Indenture”), commenced by the Company on March 24, 2022. The Exchange Offers and Consent Solicitations expired at 5:00 p.m., New York City time, on April 22, 2022 (the “Expiration Date”). The below table reflects the aggregate principal amounts of each respective series of HFC Notes that had been validly tendered and not validly withdrawn as of the Expiration Date:

Title of Series of HFC Notes	CUSIP/ISIN No.	Principal Amount Tendered	Percentage Tendered
2.625% Senior Notes due 2023 (the “2023 Notes”)	436106AB4 / US436106AB48	$290,348,000	82.96%
5.875% Senior Notes due 2026 (the “2026 Notes”)	436106AA6 / US436106AA64	$797,100,000	79.71%
4.500% Senior Notes due 2030 (the “2030 Notes” and, together with the 2023 Notes and the 2026 Notes, the “HFC Notes”)	436106AC2 / US436106AC21	$325,034,000	81.26%
Total:		$1,412,482,000	80.71%

For each $1,000 principal amount of HFC Notes validly tendered and not validly withdrawn prior to the Expiration Date, Eligible Holders (as defined below) of HFC Notes are eligible to receive $1,000 principal amount of such series of New Notes plus a payment of $1.00 in cash.

As previously announced on April 7, 2022, as of 5:00 p.m., New York City time, on April 6, 2022, the requisite number of consents were received to adopt the Proposed Amendments with respect to each outstanding series of HFC Notes. As previously announced on April 8, 2022, HFC executed a supplemental indenture to the HFC Indenture (the “HFC Amending Supplemental Indenture”) to, among other things, eliminate from the HFC Indenture as it relates to each series of HFC Notes (i) substantially all of the restrictive covenants, (ii) certain of the events which may lead to an “Event of Default”, (iii) the U.S. Securities and Exchange Commission (the “SEC”) reporting covenant and (iv) with respect to the 2023 Notes and 2030 Notes only, the offer to purchase the 2023 Notes and 2030 Notes upon certain change of control triggering events (collectively, the “Proposed Amendments”). The HFC Amending Supplemental Indenture will become operative only upon the Settlement Date (as defined below).

The Exchange Offers and Consent Solicitations were made pursuant to the terms and subject to the conditions set forth in the confidential offering memorandum and consent solicitation statement dated March 24, 2022 (the “Exchange Offer Memorandum”), as amended by the press release dated April 7, 2022, in a private offering exempt from, or not subject to, registration under the Securities Act of 1933, as amended (the “Securities Act”). The settlement date (the “Settlement Date”) of the Exchange Offers and Consent Solicitations is expected to occur on April 27, 2022. Each series of New Notes will have the same interest rate (including interest rate adjustment provisions, as applicable), interest payment dates, maturity date and redemption terms as the corresponding series of HFC Notes. The first interest payment on any New Notes will include the accrued and unpaid interest on the HFC Notes tendered in exchange therefor so that a tendering Eligible Holder will receive the same interest payment it would have received had its HFC Notes not been tendered in the Exchange Offers and Consent Solicitations; provided that the amount of accrued and unpaid interest shall only be equal to the accrued and unpaid interest on the principal amount of HFC Notes equal to the aggregate principal amount of New Notes an Eligible Holder receives. For the avoidance of doubt, to the extent an interest payment date for a series of HFC Notes occurs prior to the Settlement Date, holders who validly tendered and did not validly withdraw HFC Notes in the Exchange Offers and Consent Solicitations will receive accrued and unpaid interest on such interest payment date as required by the terms of the applicable HFC Indenture.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

The New Notes offered in the Exchange Offers have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements or the securities laws of any other jurisdiction. Accordingly, the New Notes will be offered for exchange only (1) to qualified institutional buyers as defined in Rule 144A under the Securities Act in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and (2) outside the United States to persons other than U.S. persons (as defined in Rule 902 under the Securities Act) in reliance upon Regulation S under the Securities Act. The holders of HFC Notes who have certified to the Company and HFC that they are eligible to participate in the Exchange Offers pursuant to at least one of the foregoing conditions are referred to as “Eligible Holders.” Only Eligible Holders who have completed and returned an eligibility letter, available from the information agent, are authorized to receive or review the Exchange Offer Memorandum or to participate in the Exchange Offers. The Company will also enter into a registration rights agreement with the dealer managers, for the benefit of the holders of the New Notes.

Documents relating to the Exchange Offers and Consent Solicitations were only distributed to Eligible Holders of HFC Notes who completed and returned an eligibility form confirming that they are either a “qualified institutional buyer” under Rule 144A or not a “U.S. person” and outside the United States under Regulation S for purposes of applicable securities laws. The complete terms and conditions of the Exchange Offers and Consent Solicitations are described in the Exchange Offer Memorandum.

The Exchange Offers are not being made to holders of HFC Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The New Notes have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the Exchange Offer Memorandum.

D.F. King & Co., Inc. was the information and exchange agent in connection with the Exchange Offers and Consent Solicitations and can be contacted at (800) 290-6428 (toll-free) or (212) 269-5550 (banks and brokers), or by email at hfc@dfking.com.

ABOUT HF SINCLAIR CORPORATION AND HOLLYFRONTIER CORPORATION

HF Sinclair, headquartered in Dallas, Texas, is an independent energy company that produces and markets high value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and other specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah and markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. HF Sinclair supplies high-quality fuels to more than 1,300 Sinclair branded stations and licenses the use of the Sinclair brand at more than 300 additional locations throughout the country. In addition, subsidiaries of HF Sinclair produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries. Through its subsidiaries, HF Sinclair produces renewable diesel at two of its facilities in Wyoming. HF Sinclair also owns a 47% limited partner interest and a non-economic general partner interest in Holly Energy Partners, L.P. (“HEP”), a master limited partnership that provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HF Sinclair subsidiaries.

HFC is a wholly owned subsidiary of HF Sinclair and an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel, specialty lubricant products and specialty and modified asphalt. HFC owns and operates refineries located in Kansas, Oklahoma, New Mexico, Washington,

Wyoming and Utah and markets its refined products principally in the Mid-Continent and Southwest United States, the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. In addition, HFC produces base oils and other specialized lubricants in the United States, Canada and the Netherlands, and exports products to more than 80 countries.

Investor Contacts	Media Contact
HF Sinclair Corporation and HollyFrontier Corporation Craig Biery, 214-954-6510 Vice President, Investor Relations or Trey Schonter, 214-954-6510 Investor Relations	media@hollyfrontier.com

Forward-Looking Statements:

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the SEC. Forward-looking statements use words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, HF Sinclair’s and HEP’s ability to successfully integrate the Sinclair Oil Corporation and Sinclair Transportation Company businesses acquired from REH Company (formerly known as The Sinclair Companies, referred to herein as “Sinclair”) (collectively, the “Sinclair Transactions”) with their existing operations and fully realize the expected synergies of the Sinclair Transactions or on the expected timeline; risks relating to the value of HF Sinclair common stock and the value of HEP’s limited partner common units from sales by the Sinclair holders following the closing of the Sinclair Transactions; HF Sinclair’s ability to successfully integrate the operation of the Puget Sound refinery with its existing operations; the demand for and supply of crude oil and refined products, including uncertainty regarding the effects of the continuing coronavirus (“COVID-19”) pandemic on future demand and increasing societal expectations that companies address climate change; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in HF Sinclair’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to infection in the workforce or in response to reductions in demand; the effects of current and/or future governmental and environmental regulations and policies, including the effects of current and/or future restrictions on various commercial and economic activities in response to the COVID-19 pandemic; the availability and cost of financing to HF Sinclair; the effectiveness of HF Sinclair’s capital investments and marketing strategies; HF Sinclair’s and HEP’s efficiency in carrying out and consummating construction projects, including HF Sinclair’s ability to complete announced capital projects, such as the construction of the Artesia renewable diesel unit, on time and within capital guidance; HF Sinclair’s and HEP’s ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of HF Sinclair to acquire refined or lubricant product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations; the possibility of terrorist or cyberattacks and the consequences of any such attacks; uncertainty regarding the effects and duration of global hostilities and any associated military campaigns which may disrupt crude oil supplies and markets for our refined products and create instability in the financial markets that could restrict our ability to raise capital; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States; a prolonged economic slowdown due to the COVID-19 pandemic which could result in an impairment of goodwill and/or long-lived asset impairments; the outcome of the Exchange Offers and Consent Solicitations; and other financial, operational and legal risks and uncertainties detailed from time to time in HF Sinclair’s, HFC’s and HEP’s SEC filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.